================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   --------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                   --------
                      THE WASHINGTON WATER POWER COMPANY
            (Exact name of Registrant as specified in its charter)

           WASHINGTON                                           91-0462470
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                           1411 East Mission Avenue
                        Spokane, Washington 99202-2600
                                (509) 489-0500
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)
                                   --------
             THE INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN FOR
                                 EMPLOYEES OF
                      THE WASHINGTON WATER POWER COMPANY
                           (Full Title of the Plan)

J.E. ELIASSEN, Vice President - Finance                    J. ANTHONY TERRELL
      & Chief Financial Officer                               Reid & Priest
 The Washington Water Power Company                        40 West 57th Street
      1411 East Mission Avenue                          New York, New York 10019
   Spokane, Washington 99202-2600                            (212) 609-2000
          (509) 489-0500
        (Names, addresses and telephone numbers, including area codes, of agents for service)
                                   --------
                       CALCULATION OF REGISTRATION FEE
================================================================================

                                                            Proposed              Proposed
   Title of each class                     Amount            maximum               maximum
      of securities                        to be          offering price          aggregate                Amount of
     to be registered                    registered        per unit(1)         offering price(1)        registration fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock (no par value) . . . . . 1,000,000 shares       $14.75              $14,750,000                 $5,087
Preferred Share Purchase Rights . . . 1,000,000 rights(2)                                                     (3)

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The estimated offering price for the Common Stock is based on the average of the high and low sale price on the composite tape on July 21, 1994, pursuant to Rule 457(c).

(2) The Preferred Share Purchase Rights ("Rights") are appurtenant to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(3) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

                             * * * * * * * * * *

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429, the prospectus included as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 33-32148.

                      THE WASHINGTON WATER POWER COMPANY
             THE INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN FOR
                                 EMPLOYEES OF
                      THE WASHINGTON WATER POWER COMPANY

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Washington Water Power Company (the "Company") hereby incorporates herein by reference (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993, (2) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and (3) the Current Report on Form 8-K dated June 27, 1994. The Investment and Employee Stock Ownership Plan for Employees of The Washington Water Power Company (the "Plan") hereby incorporates herein by reference its Annual Report on Form 11-K for the year ended December 31, 1993. All documents subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statements.

        The Company's Current Report on Form 8-K, dated June 27, 1994 (the "Form 8-K"), referred to above, reports that on June 27, 1994, the Company, Sierra Pacific Resources ("SPR"), Sierra Pacific Power Company ("SPPC") and WPM Corp. entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") providing for the combination of the Company, SPR and SPPC. Among other things, under the terms of the Merger Agreement, each outstanding share of common stock of the Company will be converted into the right to receive one share of common stock of WPM Corp. Upon or prior to the consummation of the merger, WPM Corp. will be renamed Resources West Energy Corporation. Reference is hereby made to the Form 8-K and the Merger Agreement, incorporated by reference as an exhibit hereto.

ITEM 4. DESCRIPTION OF COMMON STOCK

        The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, cumulative, without nominal or par value, which is issuable in series, and 200,000,000 shares of Common Stock without nominal or par value. Following is a brief description of certain of the rights and privileges attaching to the Common Stock of the Company. For a complete description, reference is made to the Company's Restated Articles of Incorporation, as amended (the "Articles"), and to the laws of the State of Washington. The following summary, which does not purport to be complete, is qualified in its entirety by such reference.

DIVIDEND RIGHTS

        After full provision for all Preferred Stock dividends declared or in arrears, the holders of Common Stock of the Company are entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of the Company.

VOTING RIGHTS

        The holders of the Common Stock have sole voting power, except as indicated below or as otherwise provided by law, and each holder of Common Stock is entitled to vote cumulatively for the election of directors. If dividends payable on any shares of Preferred Stock shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares of Preferred Stock over the eighteen (18) month period ended on such date, the holders of such stock become entitled, as one class, to elect a majority of the Board of Directors, which right does not cease until all defaults in the payment of dividends on the Preferred Stock shall have been cured. In addition, the consent of various proportions of the Preferred Stock at the time outstanding is required to adopt any amendment to the Articles which would authorize any new class of stock ranking prior to or on a parity with the Preferred Stock as to certain matters, to increase the authorized number of shares of the Preferred Stock or to change any of the rights or preferences of outstanding Preferred Stock.

CLASSIFIED BOARD OF DIRECTORS

        Both the Articles and the Company's Bylaws, as amended (the "Bylaws") provided for a Board of Directors divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. The Articles and Bylaws also provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the Common Stock. The Articles and Bylaws further require an affirmative vote of the holders of at least 80% of the Common Stock to alter, amend or repeal the provisions relating to the classification of the Board of Directors and the removal of members from, and the filling of vacancies on, the Board of Directors.

CHANGE IN CONTROL

        The Articles contain a "fair price" provision which requires the affirmative vote of the holders of at least 80% of the Common Stock for the consummation of certain business combinations, including mergers, consolidations, recapitalizations, certain dispositions of assets, certain issuances of securities, liquidations and dissolutions involving the Company and a person or entity who is or, under certain circumstances, was, a beneficial owner of 10% or more of the outstanding shares of Common Stock (an "Interested Shareholder") unless (a) such business combination shall have been approved by a majority of the directors unaffiliated with the Interested Shareholder or (b) certain minimum price and procedural requirements are met. The Articles provide that the "fair price" provision may be altered, amended or repealed only by the affirmative vote of the holders of at least 80% of the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

        Reference is made to the Rights Agreement, dated as of February 16, 1990, as amended ("Rights Agreement"), between the Company and The Bank of New York, successor Rights Agent to First Chicago Trust Company of New York, filed with the Securities and Exchange Commission. The following statements are qualified in their entirety by such reference.

        The Company has adopted a shareholder rights plan pursuant to which holders of Common Stock outstanding on March 2, 1990 or issued thereafter have been granted one preferred share purchase right ("Right") on each outstanding share of Common Stock. The description and terms of the Rights are set forth in the Rights Agreement. Certain of the capitalized terms used in the following description have the meanings set forth in the Rights Agreement.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock since until such time the Rights may be redeemed as hereinafter described.

        Each Right, initially evidenced by and traded with the shares of Common Stock, entitles the registered holder to purchase one two-hundredth of a share of Preferred Stock of the Company, without par value ("Preferred Shares"), at an exercise price of $40, subject to certain adjustments, regulatory approval and other specified conditions. The Rights will be exercisable only if a person or group acquires 10% or more of the Common Stock or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Stock.

        If any person or group acquires 10% or more of the outstanding Common Stock, each Right will entitle its holder (other than such person or members of such group), subject to regulatory approval and other specified conditions, to purchase that number of shares of Common Stock or Preferred Shares having a market value of twice the Right's exercise price. In addition, in the event that any person or group has acquired 10% or more of the outstanding Common Stock or the Company consolidates or merges with or into, or sells 50% or more of its assets or earning power to, any person or group, or engages in certain "self-dealing" transactions with any person or group owning 10% or more of the outstanding Common Stock, proper provision will be made so that each Right would thereafter entitle its holder to purchase that number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

        At any time after a person or group acquires more than 10% but less than 50% of the outstanding Common Stock, the Board of Directors of the Company may, subject to any necessary regulatory approval, require each outstanding Right to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock.

        The Rights may be redeemed, at a redemption price of $.005 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 10% or more of the Common Stock. Under certain circumstances, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. The Rights will expire on the earlier of February 16, 2000 and the effective time of the merger.

LIQUIDATION RIGHTS

        In the event of any liquidation of the Company, after satisfaction of the preferential liquidation rights of the Preferred Stock, the holders of the Common Stock would be entitled to share ratably in all assets of the Company available for distribution to stockholders.

PRE-EMPTIVE RIGHTS

        No holder of any stock of the Company has any pre-emptive rights.

MISCELLANEOUS

        The presently outstanding shares of Common Stock of the Company are fully paid and nonassessable and, upon the sales as herein described, the shares of Common Stock will continue to be fully paid and nonassessable.

        The Common Stock of the Company is listed on the New York and Pacific Stock Exchanges.

        The New York Transfer Agent and Registrar for the Common Stock is The Bank of New York, 101 Barclay Street, 11th Floor, New York, New York 10286. The Company, P.O. Box 3647, Spokane, Washington 99220-3647, is an additional Transfer Agent and Registrar for the Common Stock.

VALIDITY OF COMMON STOCK

        The validity of the Common Stock issued by the Company under the Plan has been passed upon for the Company by Paine, Hamblen, Coffin, Brooke & Miller, Spokane, Washington, General Counsel for the Company and Reid & Priest, New York, New York. Reid & Priest has relied as to all matters of Washington, California, Idaho, Montana and Oregon law upon the opinion of Paine, Hamblen, Coffin, Brooke & Miller. Paine, Hamblen, Coffin, Brooke & Miller and Reid & Priest are not aware of any court decision applying Washington law that addresses plans similar to the Rights Agreement. However, such counsel have concluded that a court applying such law, in the context of the authorization and issuance of shareholder rights similar to the Rights, after giving effect to reported court decisions concerning the "business judgment rule" under Washington State law, would most likely look to and apply Delaware corporate law. Accordingly, the opinions of such counsel, insofar as the Rights are concerned, are based upon such conclusion, and Paine, Hamblen, Coffin, Brooke & Miller has relied as to such matters of Delaware corporate law upon the opinion of Reid & Priest.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The consolidated financial statements and related financial statement schedules incorporated in this registration statement by reference included in the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent auditors, as stated in their reports, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting.

        The financial statements and related supplemental schedules of the Plan included in the Annual Report on Form 11-K incorporated in this registration statement by reference have been audited by LeMaster & Daniels, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article Seventh of the Articles provides, in part, as follows:

                "The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any such proceeding. The Corporation shall pay any reasonable expenses incurred by a director in connection with any such proceeding in advance of the final determination thereof upon receipt from such director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person."

        The Company has entered into indemnification agreements with each director as contemplated in Article Seventh of the Articles.

        Article IX of the Company's Bylaws contains a similar provision as that contained in the Articles and in addition, provides in part, as follows:

                "SECTION 2. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington."

        Reference is made to Washington business corporation act 23B.08.510, which sets forth the extent to which indemnification is permitted under the laws of the State of Washington.

        Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

        The Merger Agreement provides for indemnification by a WPM Corp., to the fullest extent not prohibited by applicable law, after the effective time of the merger, of present and former officers and directors of the Company against certain liabilities arising out of or pertaining to acts or omissions, occurring at or prior to the effective time, that arise out of or are based upon such services as an officer or director that arise from or pertain to transactions contemplated by the Merger Agreement.

ITEM 8.  EXHIBITS.

        Reference is made to the Exhibit Index on page II-9 hereof.

        The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKING.

        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, which are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

        The Registrant hereby appoints each Agent for Service named in this Registration Statement as its attorney-in-fact to sign in its name and behalf, and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and each director and/or officer of the Registrant whose signature appears below hereby appoints each such Agent for Service as his attorney-in-fact with like authority to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all such amendments.

                                  SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 27th day of July, 1994.

                                         THE WASHINGTON WATER POWER COMPANY


                                       By         /s/ PAUL A. REDMOND
                                         ------------------------------------
                                                     PAUL A. REDMOND
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                        Signature                                         Title                      Date
                        ---------                                         ------                     -----
                   /s/ PAUL A. REDMOND                              Principal Executive           July 27, 1994
- ------------------------------------------------------              Officer and Director
         PAUL A. REDMOND (CHAIRMAN OF THE BOARD,
         PRESIDENT AND CHIEF EXECUTIVE OFFICER)


                   /s/ J.E. ELIASSEN                                   Principal                  July 27, 1994
- ------------------------------------------------------               Financial and
         J.E. ELIASSEN (VICE PRESIDENT--FINANCE                    Accounting Officer
             AND CHIEF FINANCIAL OFFICER)


                   /s/ DAVID A. CLACK
- ------------------------------------------------------                  Director                  July 27, 1994
                      DAVID A. CLACK



                   /s/ DUANE B. HAGADONE
- ------------------------------------------------------                  Director                  July 27, 1994
                      DUANE B. HAGADONE



                 /s/ ROBERT S. JEPSON JR.
- ------------------------------------------------------                  Director                  July 27, 1994
                   ROBERT S. JEPSON JR.



                   /s/ EUGENE W. MEYER
- ------------------------------------------------------                  Director                  July 27, 1994
                      EUGENE W. MEYER



- ------------------------------------------------------                  Director
              GENERAL H. NORMAN SCHWARZKOPF



                   /s/ B. JEAN SILVER
- ------------------------------------------------------                  Director                  July 27, 1994
                      B. JEAN SILVER



                   /s/ LARRY A. STANLEY
- ------------------------------------------------------                  Director                  July 27, 1994
                     LARRY A. STANLEY



                   /s/ R. JOHN TAYLOR
- ------------------------------------------------------                  Director                  July 27, 1994
                      R. JOHN TAYLOR



                   /s/ EUGENE THOMPSON
- ------------------------------------------------------                  Director                  July 27, 1994
                      EUGENE THOMPSON


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the members of The Washington Water Power Employee Benefits Committee have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington, on the 27th day of July, 1994.


                       THE INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN FOR
                                           EMPLOYEES OF
                                THE WASHINGTON WATER POWER COMPANY

                        By              /s/ R. D. FUKAI
                          ----------------------------------------------
                                            R. D. Fukai
                               Employee Benefits Committee Chairman

                        INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Washington Water Power Company on Form S-8 of our reports dated January 28, 1994 (February 15, 1994, as to Note 14), appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1993, and to the reference to us under the heading "Interests of Named Experts and Counsel", which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE

Seattle, Washington
July 27, 1994

                        INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Washington Water Power Company on Form S-8 of our report dated April 1, 1994, appearing in the Annual Report on Form 11-K of The Investment and Employee Stock Ownership Plan for Employees of The Washington Water Power Company for the year ended December 31, 1993, and to the reference to us under the heading "Interests of Named Experts and Counsel", which is part of this Registration Statement.


/s/ LeMASTER & DANIELS

Spokane, Washington
July 27, 1994

                                EXHIBIT INDEX


<Captions>
                              Previously Filed*
                             -------------------
                                     With
                                Registration                As
Exhibit                            Number                Exhibit
- -------                         -------------            -------
  4(a)                            1-3701 (with             4(a)         Restated Articles of Incorporation, as amended, of the
                                  Form 10-Q for                         Company.
                                  quarter ended
                                 March 31, 1994)

  4(b)                            1-3701 (with             3(b)         Bylaws of the Company, as amended.
                                 1993 Form 10-K)

  4(c)                            1-3701 (with             4(n)         Rights Agreement dated as of February 16, 1990, between
                                  Form 8-K dated                        the Company and The Bank of New York.
                                February 16, 1990)

  4(d)                            1-3701 (with             4(b)         Amendment No. 1 to Rights Agreement dated May 10, 1994,
                                  Form 10-Q for                         between the Company and The Bank of New York, as successor
                                  quarter ended                         Rights Agent.
                                 March 31, 1994)

  4(e)                             1-3701 (with                         Agreement and Plan of Reorganization and Merger, dated as of
                                  Form 8-K dated                        June 27, 1994, by and among the Company, Sierra Pacific
                                  June 27, 1994)                        Resources, Sierra Pacific Power Company and WPM Corp.

  5(a)                                  **                              Opinion of Paine, Hamblen, Coffin, Brooke & Miller.

  5(b)                                  **                              Opinion of Reid & Priest.

 23                                     **                              See Page II-7 for the consent of Deloitte & Touche and Page
                                                                        II-8 for the consent of LeMaster & Daniels. The consents
                                                                        of Paine, Hamblen, Coffin, Brooke & Miller and Reid & Priest
                                                                        are included in their opinions filed as Exhibits 5(a) and
                                                                        5(b) above.

 24                                     **                              See Page II-5 for Power of Attorney.

- -------------------
 * Incorporated herein by reference.
** Filed herewith.